                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                      among

                         GUILFORD PHARMACEUTICALS INC.,

                                  GLIATECH INC.


                                       and

                           ST. JOHN DEVELOPMENT CORP.





                            Dated as of May 29, 2000

                                TABLE OF CONTENTS

                                                                                                   Page

ARTICLE I THE MERGER.................................................................................2
      1.1.     The Merger............................................................................2
      1.2.     Closing...............................................................................2
      1.3.     Effective Time........................................................................2
ARTICLE II THE SURVIVING COMPANY.....................................................................3
      2.1.     Certificate of Incorporation..........................................................3
      2.2.     By-Laws...............................................................................3
      2.3.     Board of Directors....................................................................3
ARTICLE III CONVERSION OF SHARES.....................................................................3
      3.1.     Effect on Stock.......................................................................3
      3.2.     Exchange of Certificates for Shares...................................................4
      3.3.     Appraisal Rights......................................................................7
      3.4.     Adjustments to Prevent Dilution.......................................................7
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................8
      4.1.     Organization, Good Standing and Qualification.........................................8
      4.2.     Capitalization........................................................................8
      4.3.     Corporate Authority; Approval and Fairness............................................9
      4.4.     Governmental Filings; No Violations...................................................10
      4.5.     Company Reports; Financial Statements.................................................11
      4.6.     Absence of Certain Changes............................................................12
      4.7.     Litigation and Liabilities............................................................12
      4.8.     Employee Benefits.....................................................................13
      4.9.     Compliance with Laws; Permits.........................................................15
      4.10.    Takeover Statutes.....................................................................16
      4.11.    Environmental Matters.................................................................16
      4.12.    Taxes.................................................................................17
      4.13     Labor Matters.........................................................................18
      4.14.    Intellectual Property; FDA Matters....................................................19
      4.15.    Title to Property.....................................................................21
      4.16.    Material Contracts....................................................................21
      4.17.    Brokers and Finders...................................................................22
      4.18.    Insurance.............................................................................22
      4.19.    Interested Party Transactions.........................................................22
      4.20.    Rights Plan...........................................................................22
      4.21.    Accounting, Tax and SEC Matters.......................................................23
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY.............................23

      5.1.     Merger Subsidiary.....................................................................23
      5.2.     Organization, Good Standing and Qualification.........................................24
      5.3.     Capitalization........................................................................24
      5.4.     Authority; Approval and Fairness......................................................25
      5.5.     Governmental Filings; No Violations...................................................26
      5.6.     Parent Reports; Financial Statements..................................................27
      5.7.     Absence of Certain Changes............................................................28
      5.8.     Litigation and Liabilities............................................................28
      5.9.     Compliance with Laws; Permits.........................................................28
      5.10.    Environmental Matters.................................................................29
      5.11.    Taxes.................................................................................30
      5.12.    Intellectual Property.................................................................31
      5.13.    Brokers and Finders...................................................................33
      5.14.    Accounting and Tax Matters............................................................33
      5.15.    Labor Matters.........................................................................34
      5.16.    Title to Property.....................................................................34
      5.17.    Material Contracts....................................................................34
      5.18.    Parent Employment Arrangements........................................................35
ARTICLE VI COVENANTS.................................................................................35
      6.1.     Interim Operations of the Company.....................................................35
      6.2.     Interim Operations of Parent..........................................................37
      6.3.     Interim Operations of Merger Subsidiary...............................................38
      6.4.     Acquisition Proposals.................................................................38
      6.5.     Information Supplied..................................................................39
      6.6.     Stockholders Meetings.................................................................40
      6.7.     Filings; Other Actions; Notification..................................................41
      6.8.     Taxation and Accounting...............................................................42
      6.9.     Access................................................................................42
      6.10.    Affiliates............................................................................43
      6.11.    Publicity.............................................................................44
      6.12.    Benefits..............................................................................44
      6.13.    Expenses..............................................................................46
      6.14.    Indemnification; Directors' and Officers' Insurance...................................46
      6.15.    Other Actions by the Company and Parent...............................................48
      6.16     Board of Directors....................................................................49
ARTICLE VII CONDITIONS...............................................................................49
      7.1.     Conditions to Each Party's Obligation to Effect the Merger............................49
      7.2.     Conditions to Obligations of Parent and Merger Subsidiary.............................50
      7.3.     Conditions to Obligation of the Company...............................................51
ARTICLE VIII TERMINATION.............................................................................52
      8.1.     Termination by Mutual Consent.........................................................52

      8.2.     Termination by Either Parent or the Company...........................................52
      8.3.     Termination by the Company............................................................53
      8.4.     Termination by Parent.................................................................53
      8.5.     Effect of Termination and Abandonment.................................................54
ARTICLE IX MISCELLANEOUS AND GENERAL.................................................................55
      9.1.     Survival..............................................................................55
      9.2.     Modification or Amendment.............................................................56
      9.3.     Waiver of Conditions..................................................................56
      9.4.     Counterparts..........................................................................56
      9.5.     Governing Law; Waiver of Jury Trial...................................................56
      9.6.     Notices...............................................................................57
      9.7.     Entire Agreement; No Other Representations............................................58
      9.8.     No Third Party Beneficiaries..........................................................58
      9.9.     Severability..........................................................................58
      9.10.    Interpretation........................................................................58
      9.11.    Assignment............................................................................59
      9.12.    Definitions...........................................................................59

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                  THIS AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of May 29, 2000 among Guilford Pharmaceuticals Inc., a Delaware corporation (the "Company"), Gliatech Inc., a Delaware corporation ("Parent"), and St. John Development Corp., a Delaware corporation ("Merger Subsidiary").

                                    RECITALS
                                    --------

                  WHEREAS, the respective boards of directors of each of Parent, the Company, and the Merger Subsidiary, have adopted this Agreement and determined that the merger of the Merger Subsidiary with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement is advisable and have approved the Merger;

                  WHEREAS, in order to induce Parent and Merger Subsidiary to enter into this Agreement, concurrently herewith certain officers and each of the directors of the Company are entering into stockholder agreements with Parent (the "Stockholder Agreements"), pursuant to which, among other things, each such person agrees to vote as a stockholder in favor of this Agreement and the Merger and against any competing proposals;

                  WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

                  WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests;" and

                  WHEREAS, the Company, Parent and Merger Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1.     THE MERGER.

                  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) the Merger Subsidiary shall be merged with and into the Company and the separate corporate existence of the Merger Subsidiary shall thereupon cease. The Company shall be the surviving company in the Merger (sometimes hereinafter referred to as the "Surviving Company"), and the separate legal existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL").

         1.2.     CLOSING.

                  The closing of the Merger (the "Closing") shall take place (i) at the offices of Hogan & Hartson LLP, 111 South Calvert Street, Baltimore, Maryland 21202 at 9:00 A.M. not later than the second business day after the day on which the last to be fulfilled or waived of the conditions set forth in
Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or
(ii) at such other place and time and/or on such other date as the Company and Parent may agree (the "Closing Date").

         1.3.     EFFECTIVE TIME.

                  As soon as practicable following the Closing, the Company, Merger Subsidiary and Parent will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with and accepted for record by the Delaware Secretary of State (the "Secretary") as provided in Section 251 of the DGCL. The Merger shall become effective at the time the Certificate of Merger is filed with the Secretary or at such later time agreed by the Company and Parent and established under the Certificate of Merger, not to exceed 30 days after the Certificate of Merger is filed with the Secretary (the "Effective Time").

                                   ARTICLE II
                              THE SURVIVING COMPANY

         2.1.     CERTIFICATE OF INCORPORATION.

                  The certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation (the "Certificate of Incorporation") of the Surviving Company, provided that immediately after the Effective Time the Certificate of Incorporation shall be amended to read in its entirety like the certificate of incorporation of the Merger Subsidiary as in effect immediately prior to the Effective Time, except that Article 1. of such certificate of incorporation shall be amended in its entirety to read as follows: "The name of the corporation is Gliatech Inc. (the "Corporation")."

         2.2.     BY-LAWS.

                  The by-laws of Merger Subsidiary in effect at the Effective Time, shall be adopted as the by-laws of the Surviving Company (the "By-Laws"), until thereafter amended as provided therein or by applicable law.

         2.3.     BOARD OF DIRECTORS.

                  The Board of Directors of Merger Subsidiary at the Effective Time shall, from and after the Effective Time, be the Board of Directors of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-Laws.

                                   ARTICLE III
                              CONVERSION OF SHARES

         3.1.     EFFECT ON STOCK.

                  At the Effective Time, as a result of the Merger and without any action on the part of the holder of any stock of the Company:

                  (a) MERGER CONSIDERATION. Each share of Common Stock, $0.01 par value per share, of the Company ("Company Common Stock") (each a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 3.1(b) hereof) shall be converted into, and become exchangeable for the right to receive consideration (the "Merger Consideration"), consisting of 1.38 shares (the "Exchange Ratio") of Common Stock, $0.01 par value per share, of Parent (the "Parent Common Stock") (including any related Rights issued pursuant to the Rights Agreement (the "Parent Rights Agreement") dated September 26,

1995, as amended, between Parent and American Stock Transfer and Trust Company).

                  At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares shall thereafter represent only the right to receive the Merger Consideration, cash in lieu of fractional shares pursuant to SECTION 3.2(e), if any, and any distribution or dividend pursuant to SECTION 3.2(c).

                  (b) CANCELLATION OF SHARES. Each Share issued and outstanding immediately prior to the Effective Time and owned by Parent or owned by the Company or any direct or indirect Subsidiary of the Company (in each case other than Shares that are owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

                  (c) MERGER SUBSIDIARY. At the Effective Time, each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Company.

         3.2.     EXCHANGE OF CERTIFICATES FOR SHARES.

                  (a) EXCHANGE AGENT. Not later than the Effective Time, Parent shall deposit, or shall cause to be deposited, with American Stock Transfer & Trust Co. or another entity selected by Parent prior to the Effective Time with the Company's approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the shares of Parent Common Stock and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to Parent Common Stock to be issued or paid pursuant to SECTION 3.2(c) or SECTION 3.2(e) in exchange for Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this ARTICLE III (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto and any cash in lieu of fractional Shares, being hereinafter referred to as the "Exchange Fund").

                  (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of Shares
(i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, and

(ii) instructions for use in effecting the surrender of the Certificates in exchange for (a) certificates representing shares of Parent Common Stock and (b) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to SECTION 3.2(h), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this
ARTICLE III, (y) a check in the amount (after giving effect to any required tax withholdings) of any cash in lieu of fractional shares plus any unpaid dividends or other distributions that such holder has the right to receive pursuant to the provisions of this ARTICLE III, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable. For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

                  (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; VOTING.

                           (i) All shares of Parent Common Stock to be issued
pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this ARTICLE III. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (a) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time and a payment date on or prior to such time of surrender payable with respect to such whole shares of Parent Common Stock and not paid and (b) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

                           (ii) Holders of unsurrendered Certificates who were
the registered holders at the Effective Time shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

                  (d) TRANSFERS. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

                  (e) FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this SECTION 3.2(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall equal the amount determined by multiplying (i) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled by (ii) the average closing price of a share of Parent Common Stock as reported on the NASDAQ National Market ("NASDAQ") for the twenty most recent days that Parent Common Stock has traded ending on the third trading day prior to the Effective Time. The fractional share interests of each holder of Company Common Stock shall be aggregated, so that no such holder shall receive cash in an amount equal to or greater than the value of one share of Parent Common Stock.

                  (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this ARTICLE III shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to SECTION 3.1, SECTION 3.2(c) AND SECTION 3.2(e) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Company, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 3.2(c) upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

                  (h) AFFILIATES. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "Affiliate" (as determined pursuant to SECTION 6.10) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in SECTION
6.10 hereof.

         3.3.     APPRAISAL RIGHTS.

                  In accordance with Section 262(b) of the DGCL, no appraisal rights shall be available to holders of Shares in connection with the Merger.

         3.4.     ADJUSTMENTS TO PREVENT DILUTION.

                  In the event that after the date hereof and prior to the Effective Time the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the corresponding sections or subsections of the Company disclosure schedule delivered to Parent in connection with the execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Parent and Merger Subsidiary that:

         4.1.     ORGANIZATION, GOOD STANDING AND QUALIFICATION.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of the Company and each of its Subsidiaries has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined in SECTION 9.12(b)). The Company has made available to Parent a complete and correct copy of the Company's and each Subsidiaries' charter and by-laws or equivalent organizational documents, each as amended to and as in effect as of the date hereof. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Person other than its Subsidiaries.

         4.2.     CAPITALIZATION.

                  The authorized stock of the Company consists of 30,000,000 Shares, of which 9,511,087 Shares were outstanding as of the close of business on May 26, 2000, and 5,000,000 shares of Preferred Stock, par value .01 per share (the "Preferred Shares"), of which no shares were outstanding as of the close of business on the date hereof. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no commitments to issue or deliver Shares or Preferred Shares, except that, as of the date hereof, there were 2,128,250 Shares subject to issuance pursuant to the Company's Amended and Restated 1989 Stock Option Plan, 1992 Directors Stock Option Plan, 1995 Amended and Restated Nonemployee Director Stock Option Plan and Director's Equity Plan (collectively the "Company Stock Plans"), 18,000 Shares subject to issuance pursuant to stock options granted outside of the Company Stock Plans, and

300,000 Preferred Shares subject to issuance pursuant to the Company Rights Agreement. SECTION 4.2 of the Company Disclosure Schedule contains a list, which is complete and accurate in all respects as of the date hereof, of each outstanding option to purchase or acquire Shares under each of the Company Stock Plans or otherwise (each a "Company Option"), including the plan, if applicable, the holder, date of grant, exercise price, vesting provisions and number of Shares subject thereto. The Company has no outstanding Deferred Stock Awards or options, or commitments to issue the same under the Company's Director Equity Plan. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a Company Subsidiary, free and clear of any lien, pledge, security interest, claim or other encumbrance. The Company has no warrants outstanding for purchase of its common stock and, except as described in this SECTION 4.2 or in SECTION 4.2 of the Company Disclosure Schedule, there are no preemptive or other outstanding rights, options, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except as referred to in this Section 4.2, convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

         4.3.     CORPORATE AUTHORITY; APPROVAL AND FAIRNESS.

                  (a) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to approval of the Merger by the holders of at least a majority of the outstanding Shares (the "Company Requisite Vote"), to consummate the Merger. This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally.

                  (b) The Board of Directors of the Company, at a meeting duly called and held, by unanimous vote of all members present and constituting a quorum (i) has approved, adopted and declared advisable this Agreement and the Merger and the other transactions contemplated hereby and (ii) has resolved to submit the Merger and the other transactions contemplated by this Agreement, and recommend approval thereof by, the stockholders of the Company. The Board of Directors of the Company has received the opinion of its financial advisor SG Cowen Securities Corporation, to the effect that, as of the date of such opinion, the Merger Consideration is fair from a financial point of view to holders of Shares.

         4.4.     GOVERNMENTAL FILINGS; NO VIOLATIONS.

                  (a) Other than the filings and/or notices pursuant to or required by (i) SECTION 1.3 hereof, (ii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and Applicable Foreign Competition Laws, (iii) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the Securities Act of 1933, as amended (the "Securities Act"), (v) state securities or "blue-sky" laws, (vi) Section 251 of the DGCL and
(vii) Nasdaq, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby do not require any filings, notices, consents or approvals with or by any Court, administrative agency, commission, government or regulatory authority, domestic or foreign, except those that the failure to make or obtain would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

                  (b) Subject to compliance with the filings described in
SECTION 4.4(a) and obtaining Private Consents (as defined below) applicable to the Company and its Subsidiaries, the execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (ii) a breach or violation of, or a default under, or the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries,
(iii) any change in the rights or obligations of any party under any of those Contracts, (iv) any conflict with or violation of any Laws (as defined in SECTION 4.9) that would impair the Company's or any of the Company's Subsidiaries' business or their ability to consummate the transactions contemplated by this Agreement or adversely affect any licenses or approvals necessary to enable the Company and its Subsidiaries to carry on their business as presently conducted, except, in the case of clauses (ii), (iii) or
(iv), for any conflict, breach, violation, default, acceleration, declaration, imposition or impairment that would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. SCHEDULE 4.4(b) to this Agreement sets forth a list of Contracts (by category and type, where applicable) material to the Company and its Subsidiaries, taken as a whole, pursuant to which consents or waivers ("Private Consents") are required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (ii), (iii) and (iv) above).

         4.5.     COMPANY REPORTS; FINANCIAL STATEMENTS.

                  The Company has delivered or made available to Parent each registration statement, report, proxy statement or information statement prepared by it since December 31, 1999 (the "Company Audit Date"), including (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1999
(b) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 and (c) the Company's definitive Proxy Statement for its 2000 Annual Meeting of Stockholders, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates the Company Reports complied, and any Company reports filed with the SEC subsequent to the date hereof will comply, as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC. As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

         4.6.     ABSENCE OF CERTAIN CHANGES.

                  Except as disclosed in the Company Reports filed prior to the date hereof or as set forth on SECTION 4.6 of the Company Disclosure Schedule, since the Company Audit Date, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been: (a) any Company Material Adverse Effect or other event, or any other development or combination of developments of which the Responsible Executive Officers of the Company have knowledge, that, individually or in the aggregate, is reasonably likely to result in a Company Material Adverse Effect; (b) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (c) any authorization, declaration, setting aside or payment of any dividend or other distribution in respect of the stock of the Company, except as permitted by SECTION 6.1 hereof; (d) any change by the Company in accounting principles, practices or methods other than as required by changes in applicable GAAP; or (e) any repurchase or redemption of any Shares. Since the Company Audit Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof or as set forth on SECTION 4.6 of the Company Disclosure Schedule, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers at the vice president level or above or any amendment of any of the Company Compensation and Benefit Plans (as defined in SECTION 4.8(a)). The maximum financial liability to which the Company would be subject in the event of the early termination of any lease for property described in SECTION 4.6 of the Company Disclosure Schedule would not exceed an amount disclosed in SECTION
4.6 of the Company Disclosure Schedule.

         4.7.     LITIGATION AND LIABILITIES.

                  Except as disclosed in the Company Reports filed prior to the date hereof or as set forth on SECTION 4.7 of the Company Disclosure Schedule, there are no (a) civil, criminal or administrative actions, suits, claims, hearings, investigations, proceedings, judgments, decrees, orders or injunctions outstanding, pending or, to the knowledge of the Responsible Executive Officers of the Company, threatened against the Company or any of its Subsidiaries or (b) obligations or liabilities of any nature, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances of which the Responsible Executive Officers have knowledge, that have resulted in or could reasonably be expected to result in any claims against, or obligations or liabilities of, the Company or any of the Subsidiaries, except, in each case, for such actions, suits, claims, hearings, investigations, proceedings, obligations and liabilities that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

         4.8.     EMPLOYEE BENEFITS.

                  (a) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, change of control, compensation, medical, health or other plan, agreement, policy or arrangement that covers, or, in the past three years, has covered employees, directors, former employees or former directors of the Company and its Subsidiaries (the "Company Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Company Compensation and Benefit Plans has been made available to Parent prior to the date hereof. For the three most recent plan years, all annual reports (Form 5500 series) on each Company Compensation and Benefit Plan that have been filed with any governmental agency and the current summary plan description and subsequent summaries of material modifications for each Company Compensation and Benefit Plan have been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed on SECTION 4.8 of the Company Disclosure Schedule and any "change of control" or similar provisions therein are specifically identified on SECTION 4.8 of the Company Disclosure Schedule.

                  (b) All Company Compensation and Benefit Plans are in compliance in all material respects with all applicable laws, including, to the extent applicable, the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Company Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Responsible Executive Officers of the Company, threatened litigation relating to the Company Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Company Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                  (c) Neither the Company nor any of its Subsidiaries currently has and at no time in the past has had an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a "multiemployer plan" as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.

                  (d) All contributions required to be made under the terms of any Company Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof, except where the failure to make such contributions, individually or in the aggregate, would not reasonably be likely to result in a Company Material Adverse Effect.

                  (e) Except as disclosed in SECTION 4.8 of the Company Disclosure Schedule, neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Company Compensation and Benefit Plan, other than as mandated by the continuation coverage requirements of Section 4980B of the Code and Section 162(k) of the Code, as applicable, and Part 6 of Subtitle B of Title I of ERISA. The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

                  (f) Except as disclosed in SECTION 4.8 of the Company Disclosure Schedule, the Merger will not (i) entitle any employees of the Company or its Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Compensation and Benefit Plans or (iii) result in any breach or violation of, or a default under, any of the Company Compensation and Benefit Plans.

                  (g) All Company Compensation and Benefit Plans covering current or former non-U.S. employees of the Company and its Subsidiaries comply in all material respects with applicable local law. The Company and its Subsidiaries have no material unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees.

                  (h) The number of individuals who perform services for the Company or any of its Subsidiaries on a full-time basis but who are not employees of the Company or any of its Subsidiaries does not exceed 5% of the workforce of the Company and its Subsidiaries.

                  (i) Except as set forth in SECTION 4.8 of the Company Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, director or independent contractor of the Company who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         4.9.     COMPLIANCE WITH LAWS; PERMITS.

                  Except as set forth in the Company Reports filed prior to the date hereof or on SECTION 4.9 of the Company Disclosure Schedule, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any governmental entity ("Laws"), except for violations or possible violations that, individually or in the aggregate, do not or would not be reasonably likely to have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in the Company Reports filed prior to the date hereof or on SECTION
4.9 of the Company Disclosure Schedule, no investigation or review by any governmental entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Responsible Executive Officers of the Company, threatened, nor has any governmental entity overtly indicated to the Company an intention to conduct the same, except for those the outcome of which would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. The Company and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which do not, or would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

         4.10.    TAKEOVER STATUTES.

                  The Board of Directors of the Company has taken all necessary action so that no restrictive provision of any "fair price," "moratorium," "control share" or other similar anti-takeover statute or regulation, including, but not limited to, ss. 203 of the DGCL, (each a "Takeover Statute") or restrictive provision of any applicable anti-takeover provision in the charter or by-laws of the Company, is, or at the Effective Time will be, applicable to the Company, the Shares, the Merger or any transaction contemplated by this Agreement or the Stockholder Agreements.

         4.11.    ENVIRONMENTAL MATTERS.

                  Except as disclosed in the Company Reports filed prior to the date hereof or on SECTION 4.11 of the Company Disclosure Schedule, and except for such matters that, alone or in the aggregate, have not and would not be reasonably likely to have a Company Material Adverse Effect: (a) the Company and its Subsidiaries have complied with all applicable Environmental Laws (as defined in SECTION 9.12 (b)); (b) the properties currently owned or operated by the Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in
SECTION 9.12 (b)) and, to the knowledge of the Responsible Executive Officers of the Company, do not contain wetlands, dumps, filled in land, PCBs, asbestos or underground storage tanks; (c) the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by the Company or any of its Subsidiaries; (d) neither the Company nor any Subsidiary is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (e) no Hazardous Substance has been transported from any of the properties owned or operated by the Company or any of its Subsidiaries other than in compliance with applicable Environmental Law; (f) neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information from any Governmental Entity or third party indicating that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (g) the Company and its Subsidiaries are not subject to any court order, administrative order or decree arising under any Environmental Law and are not subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (h) to the knowledge of the Responsible Executive Officers of the Company there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of the Company pursuant to any Environmental Law.

         4.12.    TAXES.

                  Except as disclosed in the Company Reports filed prior to the date hereof or as set forth on SECTION 4.12 of the Company Disclosure Schedule and except for such matters that, alone or in the aggregate, would not be reasonably likely to have a Material Adverse Effect:

                  (a) Each of the Company, each of its Subsidiaries and any affiliated, combined or unitary group of which any such corporation is or was a member has (i) timely (taking into account any extensions) filed all federal income tax and all other material federal and all material state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes, (ii) timely paid all Taxes that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in the Company's most recent audited financial statements) for which the Company or any of its Subsidiaries may be liable, (iii) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of the Company and its Subsidiaries through the date hereof, and (iv) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over.

                  (b) (i) All federal income tax Returns of the Company and any of its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") or otherwise closed; (ii) except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable state or local Taxing Authority have been paid, fully settled or adequately provided for in the Company's most recent audited financial statements; (iii) no material federal, state or local income or franchise tax audits or other administrative proceedings or court proceedings are at present pending with regard to any federal, state or local income or franchise Taxes for which the Company or any of its Subsidiaries would be liable, and (iv) no material deficiency for any such income or franchise Taxes has been proposed, asserted or assessed pursuant to such examination against the Company or any of its Subsidiaries by any federal, state or local taxing authority with respect to any period.

                  (c) Neither the Company nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with any Taxing Authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any federal, state or local income or franchise Taxes for which the Company or any of its Subsidiaries would be liable or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state or local income tax law that relates to the assets or operations of the Company or any of its Subsidiaries.

                  (d) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

                  (e) Neither the Company nor any of its Subsidiaries is a party to, is bound by or has any material obligation under any tax sharing agreement or similar agreement or arrangement.

         4.13     LABOR MATTERS.

                  (a) Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There are no strikes or work stoppages in effect or, to the knowledge of the Responsible Executive Officers of the Company, threatened with respect to the employees of the Company or any of its Subsidiaries. There is no representation claim or petition or material complaint pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Responsible Executive Officers of the Company, no question concerning representation has been raised or threatened. No charges with respect to or relating to the business of the Company or any its Subsidiaries are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices, which would if adversely determined be reasonably likely to have a Company Material Adverse Effect.

                  (b) SECTION 4.13 of the Company Disclosure Schedule contains a complete and correct list of all material current employment, management or other consulting agreements with any Persons employed or retained by the Company or any of its Subsidiaries (including independent consultants), complete and correct copies of which have been delivered to Parent.

                  (c) SECTION 4.13 of the Company Disclosure Schedule contains a complete and correct list as of the date of this Agreement of all employees and consultants employed or retained by the Company or any of its Subsidiaries (including independent consultants), the job title of each such person and the compensation currently being paid to each such person.

         4.14.    INTELLECTUAL PROPERTY; FDA MATTERS.

                  (a) To the knowledge of the Responsible Officers of the Company, except as disclosed in Company Reports prior to the date hereof or as set forth on SECTION 4.14 of the Company Disclosure Schedule, the Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights in all material patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of the Company and its Subsidiaries as currently conducted, and all patents, trademarks, trade names, service marks and copyrights held by the Company and/or its Subsidiaries are valid and subsisting.

                  (b) To the knowledge of the Responsible Executive Officers of the Company, except as disclosed in Company Reports filed prior to the date hereof or SECTION 4.14 of the Company Disclosure Schedule and except for such matters that, alone or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect:

                           (i) the Company is not, nor will it be as a result of
the execution and delivery of this Agreement or the performance of its obligations hereunder or as contemplated hereby, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which it has been granted proprietary rights to use any third-party patents, trademarks, service marks, trade secrets and copyrights ("Company Third-Party Intellectual Property Rights");

                           (ii) no claims with respect to (a) the patents,
registered and unregistered trademarks and service marks, copyrights, trade names, and any applications therefor owned by the Company or any its Subsidiaries (the "Company Intellectual Property Rights"); (b) any trade secret material to the Company; or (c) Company Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the Responsible Executive Officers of the Company, are threatened by any Person;

                           (iii) (a) the sale, licensing or use of any product
as now used, sold or licensed or proposed for use, sale or license by the Company or any of its Subsidiaries, does not infringe on any copyright, patent, trademark, service mark or trade secret of any Person; and (b) there are no valid grounds for any claims against the use by the Company or any of its Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, or know-how used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted, challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company, or challenging the license or legally enforceable right to use of the Company Third-Party Intellectual Rights by the Company or any of its Subsidiaries; and

                           (iv) there is no unauthorized use, infringement or
misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

                  (c) SECTION 4.14 of the Company Disclosure Schedule contains a list as of the date of this Agreement of all material (i) patents, patent applications, registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks included in the Company's Intellectual Property Rights, including the jurisdictions in which each such item of the Company's Intellectual Property Rights have been issued or registered or in which any application for such issuance and registration has been filed, (ii) licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any of the Company's Intellectual Property Rights, and (iii) Company Third-Party Intellectual Property Rights which are incorporated in, are or form a part of any Company product.

                  (d) Substantially all officers, employees and consultants of the Company who have access to trade secrets or other proprietary intellectual property owned by the Company and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration ("Company Confidential Information") have executed and delivered to the Company an agreement regarding the protection of proprietary information and the assignment to the Company of any Intellectual Property arising from services performed for the Company by such persons.

                  (e) The Company has taken all necessary steps to provide reasonable assurance that all software systems used by the Company or its critical vendors will not experience invalid or incorrect results or abnormal operation related to calendar year 2000, except where such invalid or incorrect results or abnormal operation would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                  (f) Except as described on SECTION 4.14(f) of the Company Disclosure Schedule, the Company is in compliance with the rules, regulations and guidelines of the United States Food and Drug Administration ("FDA") and any applicable non-U.S. governing body with respect to the products and operations of the Company and its Subsidiaries, and has all approvals, permits and clearances of FDA and such other bodies necessary to the conduct of the businesses of the Company and its Subsidiaries as currently conducted, except where such non-compliance or absence of approvals, permits and clearances, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. The Company has disclosed to Parent all material facts relating to communications from and with FDA and other regulatory bodies relating to the development, manufacture, sale and distribution of the Company's and any Subsidiary's products, product candidates and research projects.

         4.15.    TITLE TO PROPERTY.

                  Except as set forth in the Company Reports or on SECTION 4.15 of the Company Disclosure Schedule, the Company and each of its Subsidiaries have good and indefeasible title to all of their material properties and assets, free and clear of all encumbrances, except liens for taxes not yet due and payable and such encumbrances or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not be reasonably likely to have a Company Material Adverse Effect, and except for encumbrances which secure indebtedness reflected in the financial statements included in the Company Reports.

         4.16.    MATERIAL CONTRACTS.

                  All of the Material Contracts of the Company and its Subsidiaries that are required to be described in the Company Reports or to be filed as exhibits thereto are described in the Company Reports or filed as exhibits thereto and are in full force and effect in all material respects. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Responsible Executive Officers of the Company, any other party is in breach of or in default under any such Contract except for such breaches and defaults as individually or in the aggregate have not had and would not be reasonably likely to have a Company Material Adverse Effect. Except as set forth in SECTION 4.16 of the Company Disclosure Schedule neither the Company nor any of its Subsidiaries is party to any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries to (a) sell any products or services of or to any other person, (b) engage in any line of business or (c) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries.

         4.17.    BROKERS AND FINDERS.

                  Neither the Company nor any of its executive officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has employed SG Cowen Securities Corporation as its financial advisors, the arrangements with respect to which are reflected in an engagement letter, dated January 4, 2000, as amended on March 9, 2000, by and between the Company and SG Cowen Securities Corporation, a copy of which has been delivered to Parent.

         4.18.    INSURANCE.

                  The Company has heretofore provided Parent with true, complete and correct copies of all material fire and casualty, general liability, business interruption, product liability, clinical trail liability and other insurance policies maintained by the Company and its Subsidiaries. All such policies are in full force and effect in all material respects and no event has occurred that would give any insurance carrier a right to terminate any such policy. Neither the Company nor any of its Subsidiaries has been denied or had any policy of insurance revoked or rescinded. To the knowledge of the Responsible Executive Officers of the Company, all such policies are adequate to insure against risks to which the Company and its properties are exposed in such amounts and subject to such terms as are commercially reasonable for the business in which the Company and its Subsidiaries are engaged.

         4.19.    INTERESTED PARTY TRANSACTIONS.

                  Except as set forth in the Company Reports or on SECTION 4.19 of the Company Disclosure Schedule, since the Company Audit Date no event has occurred that would be required to be reported pursuant to Item 404 of Regulation S-K as promulgated by the SEC in a Proxy Statement filed under the Exchange Act.

         4.20.    RIGHTS PLAN.

                  The Company has adopted a Rights Agreement dated July 1, 1997 between the Company and American Stock Transfer & Trust Company, as amended (the "Company Rights Agreement") and has provided in an amendment thereto dated May 29, 2000 that Parent shall not be deemed an Acquiring Person, the Distribution Date (each as defined in the Company Rights Agreement) shall not be deemed to occur and the rights issuable pursuant to the Company Rights Agreement (the "Company Rights") will not separate from the Shares, as a result of Parent or Merger Subsidiary entering into this Agreement, the Stockholder Agreements or consummating the Merger or the other transactions contemplated hereby or thereby.

         4.21.    ACCOUNTING, TAX AND SEC MATTERS.

                  (a) As of the date hereof, neither the Company nor any of its Affiliates has taken or agreed to take any action, nor do the Responsible Executive Officers of the Company have any knowledge of any fact or circumstance, that would prevent Parent or the Company from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (b) The Company has provided to the Company's and Parent's independent accountants all information concerning actions taken or agreed to be taken by the Company or any of its Affiliates on or before the date of this Agreement that could reasonably be expected to affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

                  (c) To the knowledge of the Responsible Executive Officers of the Company, except for routine matters relating to the review of Company Reports by the SEC Division of Corporation Finance, the Company has not and is not the subject of any formal or informal inquiry or investigation by the SEC. The Company has provided to Parent all written communications between the Company (or any of its officers and directors) and the Securities and Exchange Commission since December 31, 1998 (other than those constituting Company Reports).

                                    ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                          PARENT AND MERGER SUBSIDIARY

                  Except as set forth in the corresponding sections or subsections of the Parent Disclosure Schedule delivered to the Company in connection with the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Merger Subsidiary hereby, jointly and severally, represent and warrant to the Company that:

         5.1.     MERGER SUBSIDIARY.

                  (a) Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Merger Subsidiary has one hundred shares of common stock, par value $.01 per share ("Merger Subsidiary Stock"), all of which are validly issued and outstanding and are, and at the Effective Time will be, owned solely by Parent, and there are (i) no other voting securities of Merger Subsidiary,
(ii) no securities of Merger Subsidiary convertible into or exchangeable for Merger Subsidiary Stock or other voting securities of Merger Subsidiary and
(iii) no options or other rights to acquire from Merger Subsidiary, and no obligations of Merger Subsidiary to issue or deliver, any Merger Subsidiary Stock or other voting securities or securities convertible into or exchangeable for Merger Subsidiary Stock or other voting securities of Merger Subsidiary.

                  (c) Merger Subsidiary has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

         5.2.     ORGANIZATION, GOOD STANDING AND QUALIFICATION.

                  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of Parent and each of its Subsidiaries has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect. Parent has made available to the Company a complete and correct copy of Parent's charter and by-laws, each as amended to and as in effect as of the date hereof.

         5.3.     CAPITALIZATION.

                  The authorized stock of Parent consists of 75 million shares of Parent Common Stock, of which 23,437,176 shares were outstanding as of the close of business on May 24, 2000, and 5 million shares of Preferred Stock, par value $.01 per share (the "Parent Preferred Shares" and together with Parent Common Stock, the "Parent Shares"), of which no shares were outstanding as of the close of business on the date hereof. All of the outstanding Parent Shares have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no commitments to issue or deliver Parent Shares, except that, as of May 24, 2000, there were 3,688,380 shares of Parent Common Stock subject to issuance pursuant to Parent's 1993 and 1998 Employee Share Option and Restricted Share Plans, Parent's Directors Option Plan, and agreements with consultants (the "Parent Stock Plans"), up to 700,000 shares issuable under outstanding warrants held by Amgen Inc., and 300,000 shares of Parent Preferred Stock subject to issuance pursuant to the Parent Rights Agreement and other commitments to issue shares described in the Parent Reports. Each of the outstanding shares of capital stock or other securities of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by Parent or a direct or indirect wholly-owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as described in this SECTION 5.3, the Parent Reports or in SECTION 5.3 of the Parent Disclosure Schedule, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except as referred to in this SECTION 5.3, convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

         5.4.     AUTHORITY; APPROVAL AND FAIRNESS.

                  (a) Each of Parent and Merger Subsidiary has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and, with respect to Parent, subject only to approval of the issuance of Parent Common Stock by the holders of at least a majority of the total votes cast on the proposal in person or by proxy (the "Parent Requisite Vote"), to consummate the Merger. This Agreement is a valid and binding obligation of each of Parent and Merger Subsidiary, as the case may be, enforceable against Parent and Merger Subsidiary in accordance with its terms, except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally.

                  (b) The Board of Directors of Parent, at a meeting duly called and held, by unanimous vote (i) has approved this Agreement and the Merger and the other transactions contemplated hereby and thereby and (ii) has resolved to submit the proposed issuance of Parent Common Stock in the Merger to, and recommend approval thereof by, the stockholders of the Company. The Board of Directors of Parent has received the opinion of its financial advisor, Prudential Vector Healthcare Group, to the effect that, as of the date of such opinion, the Merger Consideration is fair from a financial point of view to Parent.

         5.5.     GOVERNMENTAL FILINGS; NO VIOLATIONS.

                  (a) Other than the filings and/or notices pursuant to or required by (i) SECTION 1.3 hereof, (ii) the HSR Act, and Applicable Foreign Competition Laws, (iii) the Exchange Act, (iv) the Securities Act, (v) state securities or "blue-sky" laws, (vi) Section 251 of the DGCL and (vii) Nasdaq, the execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby do not require any filings, notices, consents or approvals with or by any Court, administrative agency, commission, government or regulatory authority, domestic or foreign, except those that the failure to make or obtain would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Subsidiary to consummate transactions contemplated by this Agreement.

                  (b) Subject to compliance with the filings described in
SECTION 5.5(a) and obtaining Private Consents applicable to the Parent and its Subsidiaries, the execution, delivery and performance of this Agreement by Parent and the Merger Subsidiary does not, and the consummation by Parent or Merger Subsidiary of the Merger and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Parent or of Merger Subsidiary, or the comparable governing instruments of any of Parent's other Subsidiaries, (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries, (iii) any change in the rights or obligations of any party under any of those Contracts, (iv) any conflict with or violation of any Laws (including any Takeover Laws of the State of Maryland, if any, applicable to acquirors whose principal place of business is in the State of Maryland) that would impair Parent's or any of Parent's Subsidiaries' business or their ability to consummate the transactions contemplated by this Agreement or adversely affect any licenses or approvals necessary to enable Parent and its Subsidiaries to carry on their business as presently conducted, except, in the case of clauses (ii), (iii) or (iv), for any conflict, breach, violation, default, acceleration, declaration, imposition or impairment that would not be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement.

         5.6.     PARENT REPORTS; FINANCIAL STATEMENTS.

                  Parent has delivered or made available to the Company each registration statement, report, proxy statement or information statement prepared by it since December 31, 1999 (the "Parent Audit Date"), including (a) Parent's Annual Report on Form 10-K for the year ended December 31, 1999 (b) Parent's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 and (c) Parent's definitive Proxy Statement for its 2000 Annual Meeting of Stockholders, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). As of their respective dates, the Parent Reports complied, and any Parent Reports filed with the SEC subsequent to the date hereof will comply, as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC. As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

         5.7.     ABSENCE OF CERTAIN CHANGES.

                  Except as disclosed in the Parent Reports filed prior to the date hereof or as set forth on SECTION 5.7 of the Parent Disclosure Schedule, since the Parent Audit Date, Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been: (a) any Parent Material Adverse Effect or other event, or any other development or combination of developments of which the Responsible Executive Officers of Parent have knowledge, that, individually or in the aggregate, is reasonably likely to result in a Parent Material Adverse Effect;
(b) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; (c) any authorization, declaration, setting aside or payment of any dividend or other distribution in respect of the stock of Parent, except as permitted by SECTION 6.2 hereof; (d) any change by Parent in accounting principles, practices or methods other than as required by changes in applicable GAAP; or (e) any repurchase or redemption of any shares of Parent Common Stock.

         5.8.     LITIGATION AND LIABILITIES.

                  Except as disclosed in the Parent Reports filed prior to the date hereof or as set forth on SECTION 5.8 of the Parent Disclosure Schedule, there are no (a) civil, criminal or administrative actions, suits, claims, hearings, investigations, proceedings, judgments, decrees, orders or injunctions outstanding, pending or, to the knowledge of the Responsible Executive Officers of Parent, threatened against Parent or any of its Subsidiaries or (b) obligations or liabilities of any nature, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances of which the Responsible Executive Officers have knowledge, that have resulted in or could reasonably be expected to result in any claims against, or obligations or liabilities of, Parent or any of its Subsidiaries, except, in each case, for such actions, suits, claims, hearings, investigations, proceedings, obligations and liabilities that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement.

         5.9.     COMPLIANCE WITH LAWS; PERMITS.

                  Except as set forth in the Parent Reports filed prior to the date hereof or on SECTION 5.9 of the Parent Disclosure Schedule, the businesses of each of Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations or possible violations that, individually or in the aggregate, do not or would not be reasonably likely to have a Parent Material Adverse Effect or prevent or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement. Except as set forth in the Parent Reports filed prior to the date hereof or on SECTION 5.9 of the Parent Disclosure Schedule, no investigation or review by any governmental entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of the Responsible Executive Officers of Parent, threatened, nor has any governmental entity overtly indicated to the Company an intention to conduct the same, except for those the outcome would not, individually or in the aggregate, have a Parent Material Adverse Effect or prevent or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement. Parent and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which do not, or would not be reasonably likely to, individually or in the aggregate, have a Parent Material Adverse Effect or prevent or materially impair the ability of Parent or Merger Subsidiary to consummate the Merger and the other transactions contemplated by this Agreement.

         5.10.    ENVIRONMENTAL MATTERS.

                  Except as disclosed in the Parent Reports filed prior to the date hereof or in SECTION 5.10 of the Parent Disclosure Schedule, and except for such matters that, alone or in the aggregate, have not and would not be reasonably likely to have a Parent Material Adverse Effect:

                  (a) Parent and its Subsidiaries have complied with all applicable Environmental Laws;

                  (b) the properties currently owned or operated by Parent (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances and, to the knowledge of the Parent Responsible Executive Officers, do not contain wetlands, dumps, filled in land, PCBs, asbestos or underground storage tanks;

                  (c) the properties formerly owned or operated by Parent or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Parent or any of its Subsidiaries;

                  (d) neither Parent nor any Subsidiary is subject to liability for any Hazardous Substance disposal or contamination on any third party property;

                  (e) no Hazardous Substance has been transported from any of the properties owned or operated by Parent or any of its Subsidiaries other than in compliance with applicable Environmental Law;

                  (f) neither Parent nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information from any Governmental Entity or third party indicating that Parent or any of its Subsidiaries may be in violation of or liable under any Environmental Law;

                  (g) Parent and its Subsidiaries are not subject to any court order, administrative order or decree arising under any Environmental Law and are not subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and

                  (h) to the knowledge of the Responsible Executive Officers of the Parent there are no circumstances or conditions involving Parent or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of Parent pursuant to any Environmental Law.

         5.11.    TAXES.

                  Except as disclosed in the Parent Reports filed prior to the date hereof or as provided in SECTION 5.11 of the Parent Disclosure Schedule and except for such matters that, alone or in the aggregate, would not be reasonably likely to have Material Adverse Effect:

                  (a) Each of Parent, each of its Subsidiaries and any affiliated, combined or unitary group of which any such corporation is or was a member has (i) timely (taking into account any extensions) filed all federal income tax and all other material federal and all material state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes, (ii) timely paid all Taxes that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in the Parent's most recent audited financial statements) for which Parent or any of its Subsidiaries may be liable,
(iii) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Parent and its Subsidiaries through the date hereof, and (iv) to the knowledge of the Responsible Executive Officers of

Parent or any Subsidiary of Parent, complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over.

                  (b) (i) All federal income tax Returns of Parent and any of its Subsidiaries have been examined by the IRS or otherwise closed; (ii) except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable state or local Taxing Authority have been paid, fully settled or adequately provided for in Parent's most recent audited financial statements; (iii) no material federal, state or local income or franchise tax audits or other administrative proceedings or court proceedings are at present pending with regard to any federal, state or local income or franchise Taxes for which Parent or any of its Subsidiaries would be liable, and (iv) no material deficiency for any such income or franchise Taxes has been proposed, asserted or assessed pursuant to such examination against Parent or any of its Subsidiaries by any federal, state or local taxing authority with respect to any period.

                  (c) Neither Parent nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with any Taxing Authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any federal, state or local income or franchise Taxes for which Parent or any of its Subsidiaries would be liable or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state or local income tax law that relates to the assets or operations of Parent or any of its Subsidiaries.

                  (d) Neither Parent nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

                  (e) Neither Parent nor any of its Subsidiaries is a party to, is bound by or has any material obligation under any tax sharing agreement or similar agreement or arrangement.

         5.12.    INTELLECTUAL PROPERTY.

                  (a) To the knowledge of the Responsible Executive Officer of the Parent, except as disclosed in Parent Reports prior to the date hereof or as set forth on SECTION 5.12 of the Parent Disclosure Schedule, Parent and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights in all material patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of Parent and its Subsidiaries as currently conducted, and all patents, trademarks, trade names, service marks and copyrights held by Parent and/or its Subsidiaries are valid and subsisting.

                  (b) To the knowledge of the Responsible Executive Officer of the Parent, except as disclosed in the Parent Reports filed prior to the date hereof or SECTION 5.12 of the Parent Disclosure Schedule and except for such matters that, alone or in the aggregate, would not be reasonably likely to have a Parent Material Adverse effect:

                           (i) Parent is not, nor will it be as a result of the
execution and delivery of this Agreement or the performance of its obligations hereunder or as contemplated hereby, in violation of any licenses, sublicenses and other agreements as to which Parent is a party and pursuant to which it has been granted proprietary rights to use any third-party patents, trademarks, service marks, trade secrets and copyrights ("Parent Third-Party Intellectual Property Rights");

                           (ii) no claims with respect to (a) the patents,
registered and unregistered trademarks and service marks, copyrights, trade names, and any applications therefor owned by Parent or any its Subsidiaries (the "Parent Intellectual Property Rights"); (b) any trade secret material to Parent; or (c) Parent Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the Responsible Executive Officers of Parent, are threatened by any Person;

                           (iii) (a) the sale, licensing or use of any product
as now used, sold or licensed or proposed for use, sale or license by Parent or any of its Subsidiaries, does not infringe on any copyright, patent, trademark, service mark or trade secret of any other Person; and (b) there are no valid grounds for any claims against the use by Parent or any of its Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology or know-how used in the business of Parent or any of its Subsidiaries as currently conducted or as proposed to be conducted, challenging the ownership, validity or effectiveness of any of Parent Intellectual Property Rights or other trade secret material to Parent, or challenging the license or legally enforceable right to use of the Parent Third-Party Intellectual Rights by Parent or any of its Subsidiaries; and

                           (iv) there is no unauthorized use, infringement or
misappropriation of any of Parent Intellectual Property Rights by any third party, including any employee or former employee of Parent or any of its Subsidiaries.

                  (c) Substantially all officers, employees and consultants of Parent who have access to trade secrets or other proprietary intellectual property owned by the Parent and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration ("Parent Confidential Information") have executed and delivered to Parent an agreement regarding the protection of proprietary information and the assignment to Parent of any Intellectual Property arising from services performed for Parent by such persons.

                  (d) Parent has obtained or entered into written agreements with third parties in connection with the disclosure to, or use or appropriation by, third parties, of any Parent Confidential Information, and the Responsible Executive Officers of Parent do not know of any situation involving third party use, disclosure or appropriation of Parent Confidential Information where the lack of such a written agreement is likely to result in any Parent Material Adverse Effect.

         5.13.    BROKERS AND FINDERS.

                  Neither Parent nor any of its executive officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement, except that Parent has employed Prudential Vector Healthcare Group as its financial advisors, the financial arrangements with which have been fully disclosed to the Company prior to the date hereof.

         5.14.    ACCOUNTING AND TAX MATTERS.

                  (a) As of the date hereof, neither Parent nor any of its Affiliates has taken or agreed to take any action, nor do the Responsible Executive Officers of Parent have any knowledge of any fact or circumstance, that would prevent Parent or the Company from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (b) Parent has provided to the Company and Parent's independent accountants all information concerning actions taken or agreed to be taken by Parent or any of its Affiliates on or before the date of this

Agreement that could reasonably be expected to affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

                  (c) To the knowledge of the Responsible Executive Officers of Parent, Parent is not the subject of any formal or informal inquiry or investigation by the SEC except for routine matters relating to the review of Parent Reports by the SEC Division of Corporation Finance.

         5.15.    LABOR MATTERS.

                  Neither Parent nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There are no strikes or work stoppages in effect or, to the knowledge of the Responsible Executive Officers of Parent, threatened with respect to the employees of Parent or any of its Subsidiaries. There is no representation claim or petition or material complaint pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Responsible Executive Officers of Parent, no question concerning representation has been raised or threatened. No charges with respect to or relating to the business of Parent or any of its Subsidiaries are pending before the Equal Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices, which would if adversely determined be reasonably likely to have a Parent Material Adverse Effect.

         5.16.    TITLE TO PROPERTY.

                  Except as set forth in the Parent Reports or on SECTION 5.16 of the Parent Disclosure Schedule, Parent and each of its Subsidiaries have good and indefeasible title to all of their material properties and assets, free and clear of all encumbrances, except liens for taxes not yet due and payable and such encumbrances or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not be reasonably likely to have a Parent Material Adverse Effect, and except for encumbrances which secure indebtedness reflected in the financial statements included in the Parent Reports.

         5.17.    MATERIAL CONTRACTS.

                  All of the Material Contracts of Parent and its Subsidiaries that are required to be described in the Parent Reports or to be filed as exhibits thereto are described in the Parent Reports or filed as exhibits thereto and are in full force and effect. Neither the Parent nor any of it Subsidiaries nor, to the knowledge of the Responsible Executive Officers of Parent, any other party is in breach of or in default under any such Material Contract except for such breaches and defaults as individually or in aggregate have not had and would not be reasonably likely to have a Parent Material Adverse Effect. Neither the Parent nor any of its Subsidiaries is party to any agreement containing any provision or covenant which purports to limit in any material respect the manner in which, or the localities in which, all or any substantial portion of the business of the Company and its Subsidiaries, taken as a whole, is or would be conducted.

      5.18. PARENT EMPLOYMENT ARRANGEMENTS

                  Each material compensation arrangement established or maintained by Parent or any of its Subsidiaries for its employees (including any material employment, severance, bonus, deferred compensation, equity incentive or other similar agreement, plan or arrangement) is described in the Parent Reports or on SECTION 5.18 of the Parent Disclosure Schedule, and a copy of each such material compensation arrangement has been made available to the Company prior to the date hereof.

                                   ARTICLE VI
                                    COVENANTS

      6.1. INTERIM OPERATIONS OF THE COMPANY.

           The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (except as otherwise expressly contemplated by this Agreement or as set forth in SECTION 6.1 of the Company Disclosure Schedule), without the prior written consent of Parent:

           (a) its and its Subsidiaries' businesses shall be conducted in all material respects in the ordinary and usual course (it being understood and agreed that nothing contained herein shall permit the Company to enter into or engage (through acquisition, product extension or otherwise), in any material respect, in any new line of business);

           (b) to the extent consistent with (a) above, it and its Subsidiaries shall use their reasonable best efforts to preserve their business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

           (c) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (ii) amend its certificate of incorporation or by-laws or amend, modify or terminate the Company Rights

Agreement; (iii) split, combine or reclassify its outstanding shares of stock;
(iv) authorize, declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock; (v) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its stock or any securities convertible into or exchangeable or exercisable for any shares of its stock; or (vi) take any action inconsistent with carrying out the Merger as promptly as possible except for those actions expressly permitted by this Agreement (including SECTION 6.4 hereof);

                  (d) neither it nor any of its Subsidiaries shall: (i) except as permitted under SECTION 6.1(e), issue, sell, pledge, dispose of or encumber any (A) shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, its capital stock of any class or (B) securities convertible into or exchangeable for any other property or assets (other than Shares issuable pursuant to options outstanding on the date hereof under any of the Company Stock Plans); (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or take any action to incur or modify any material indebtedness or other material liability; (iii) make or authorize or commit for any capital expenditures other than in amounts less than $1 million in the aggregate; or
(iv) make any acquisition of, or investment in, the assets or stock of any other Person or entity (other than a Subsidiary) except for ordinary course investment activities or as otherwise permitted by SECTION 6.1;

                  (e) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Company Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees except increases for employees of the Company occurring in the ordinary and usual course of business (which shall be limited to (i) regular annual grants of options under the Company Stock Plans, the number of Company Options subject to and the recipient of each such grant to be determined in consultation with Parent; provided that the vesting of such options shall not accelerate as a result of the change in control contemplated by the Merger and provided, further, that the maximum number of Shares issuable pursuant to such options shall be calculated in accordance with past practice and the terms of the Company Stock Plans and shall not exceed 10,000 Shares, (ii) grants and payment of awards under any management incentive plans in accordance with the terms of such plans and (iii) salary increases for those employees who have a rank of vice president or higher in accordance with the Company's normal salary guidelines and annual salary pool which, in the aggregate, do not exceed 5% of their aggregate current salaries, and salary increases for other employees which do not exceed, in the aggregate, 5% of their aggregate current salaries) and except reasonable retention arrangements which are necessary for the operation of the Company entered into with the prior written consent of Parent;

           (f) neither it nor any of its Subsidiaries shall pay, discharge, settle or satisfy any claims, liabilities or obligations except (i) in the ordinary course of business in amounts that are not material or (ii) ordinary course repayment of indebtedness or payment of contractual obligations when due;

           (g) neither it nor any of its Subsidiaries shall make or change any Tax election, settle any material audit or file any amended tax returns;

           (h) neither it nor any of its Subsidiaries shall enter into any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any Subsidiary or affiliate to (i) sell any products or services of or to any other person, (ii) engage in any line of business or (iii) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries or Affiliates;

           (i) neither it nor any of its Subsidiaries shall take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

           (j) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

      6.2. INTERIM OPERATIONS OF PARENT.

           Parent covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (except as otherwise expressly contemplated by this Agreement or as set forth in SECTION 6.2 of the Parent Disclosure Schedule), without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

           (a) it shall not (i) amend its certificate of incorporation or by-laws in a manner that would adversely affect the rights of shareholders or
(ii) authorize, declare or pay any cash dividends on Parent's outstanding shares of common stock;

           (b) it will not issue or sell any shares of, or securities convertible into or exchangeable or exerciseable for, or options, warrants, calls, commitments or rights of any kind to acquire shares of, its capital stock except for those issuances or sales under or in connection with Parent Stock Plans existing on the date hereof, other commitments to issue shares in effect on the date hereof referred to in SECTION 5.3 and corporate or strategic partnerships, acquisitions, capital-raising activities, financings, and other transactions that do not exceed an aggregate of 2.3 million shares;

           (c) neither it nor any of its Subsidiaries shall take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

           (d) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

      6.3. INTERIM OPERATIONS OF MERGER SUBSIDIARY.

           During the period from the date of this Agreement to the Effective Time, Merger Subsidiary shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

      6.4. ACQUISITION PROPOSALS.

           From the date hereof until the termination of this Agreement and except as expressly permitted by the following provisions of this SECTION 6.4, neither the Company nor any of its Subsidiaries will, directly or indirectly, initiate, solicit, induce or encourage or otherwise facilitate any inquiries or the making of any proposal or offer (other than the Merger) with respect to a merger, reorganization, share exchange, tender offer, exchange offer, consolidation, liquidation or similar transaction involving the Company or its Subsidiaries, as the case may be, or any purchase of 10% or more of their respective assets or equity securities (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, induce or encourage or otherwise facilitate any inquiries with respect to or the making of any Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise intentionally facilitate any effort or attempt to make or implement an Acquisition Proposal (including, without limitation, by means of an amendment to the Company Rights Agreement); provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from complying with Rules 14d-

9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or at any time prior to the time the Merger has been approved by the Company Requisite Vote from: (a) providing information in response to a request therefor by a Person who has delivered to the Board of Directors of the Company an unsolicited bona fide written Acquisition Proposal if the Board of Directors of Company receives from the Person so requesting such information an executed confidentiality agreement the terms of which are (without regard to the terms of the Acquisition Proposal) (i) no less favorable to the Company and (ii) no less restrictive on the Person requesting such information than those contained in the Confidentiality Agreement (as defined in SECTION 9.7); or (b) engaging in negotiations or discussions with a Person who has delivered to the Board of Directors of the Company an unsolicited bona fide written Acquisition Proposal; if, and only to the extent that, in each such case referred to in clause (a) or
(b) above, (x) the Board of Directors of the Company determines in good faith (based on the advice of its financial advisor and outside legal counsel) that the Acquisition Proposal, if accepted, is likely to be consummated and (y) the Board of Directors of the Company determines in good faith (based on advice of its financial adviser) that the Acquisition Proposal would, if consummated, result in a transaction that is more favorable to the Company's stockholders (with respect to financial terms and, if applicable, strategic benefit, taking into account the long-term value to stockholders of the Merger Consideration and the strategic nature of the proposed Merger) than the Merger (any Acquisition Proposal as to which such determinations are made being referred to in this Agreement as a "Superior Proposal"). The Company will as promptly as reasonably possible notify the Parent if after the date hereof any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, the Company or its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep the Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. Nothing in this SECTION 6.4 shall permit the Company to enter into any agreement, orally or in writing, with respect to an Acquisition Proposal during the term of this Agreement (other than a confidentiality agreement as described above). The Company shall immediately cease and shall instruct its representatives to immediately cease all existing activities, discussions or negotiations with any other parties with respect to any possible Acquisition Proposal.

      6.5. INFORMATION SUPPLIED.

           Each of the Company and Parent agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its

Subsidiaries for inclusion or incorporation by reference in (a) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the joint proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and (b) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of the Company and Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      6.6. STOCKHOLDERS MEETINGS.

      Whether or not the Board of Directors of the Company shall take any action permitted by the third sentence of this SECTION 6.6, the Company shall cause a meeting of its stockholders (the "Company Stockholders Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the adoption of this Agreement. The Board of Directors of the Company shall (i) include in the Proxy Statement/Prospectus its recommendation in favor of adoption of the Merger Agreement (the "Company Board Recommendation") and the written opinion of SG Cowen Securities Corporation, dated the date of this Agreement, to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock and (ii) use its reasonable best efforts to obtain the necessary vote in favor of the adoption of this Agreement by its stockholders. The Board of Directors of the Company shall not withdraw, amend, modify or qualify in a manner adverse to Parent the Company Board Recommendation (or announce publicly its intention to do so), except that, prior to the receipt of the Company Requisite Vote, the Board of Directors of the Company shall be permitted to withdraw, amend, modify or materially qualify in a manner adverse to Parent the Company Board Recommendation (or publicly announce its intention to do so), following three business days' prior notice to Parent, but only if
(A) the Company has complied in all respects with this Agreement, including
SECTION 6.4, and (B) after receiving advice of its outside legal counsel, the Company Board of Directors determines in good faith that the Merger is not in the best interests of the stockholders of the Company and that, therefore, it is required to withdraw, amend or modify the Company Board Recommendation in order to satisfy its fiduciary duties to the stockholders of the Company under applicable law.

Parent shall cause a meeting of its stockholders (the "Parent Stockholders Meeting"), to be to be called and held as soon as practicable after the date of this Agreement, for the purpose of voting upon the approval of the issuance of Parent Common Stock in the Merger, and Parent's Board of Directors will recommend such approval by its stockholders and Parent will use its reasonable best efforts to obtain the necessary vote in favor of the issuance of the Parent Common Stock in the Merger (provided that Parent's Board of Directors may withdraw, amend or modify its recommendation if, after receiving advice of its outside legal counsel, the Parent Board of Directors determines in good faith that the Merger is not in the best interests of the stockholders of the Company and that, therefore, it is required to withdraw, amend or modify its recommendation in order to satisfy its fiduciary duties to stockholders under applicable law).

      6.7. FILINGS; OTHER ACTIONS; NOTIFICATION.

           (a) Parent shall (with the cooperation of the Company) prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent and the Company each shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the respective stockholders of each of the Company and Parent.

           (b) The Company and Parent each shall from the date hereof until the Effective Time cooperate with the other and use (and shall cause their respective Subsidiaries to use) its reasonable best efforts to cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this SECTION 6.7 shall require, or be construed to require, Parent, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell or hold separate and agree to sell or to discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by the Company of any of its assets or businesses) or (ii) agree to any conditions relating to, or changes or restrictions in, the operations of any such assets or businesses which, in either case would be reasonably expected to materially and adversely impact the economic or business benefits to Parent of the transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any governmental entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

           (c) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, executive officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/ Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any governmental entity in connection with the Merger and the transactions contemplated by this Agreement.

      6.8. TAXATION AND ACCOUNTING.

           Neither Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries or, to the extent within their control, Affiliates to, take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. Each of Parent and the Company agrees to use its reasonable best efforts to cure any impediment to the qualification of the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

      6.9. ACCESS.

           Upon reasonable notice, and except as may otherwise be required by applicable law, each of Parent and the Company shall (and shall cause its Subsidiaries to) afford the other party's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Parent or Company, and provided, further, that the foregoing shall not require the Parent or Company to permit any inspection, or to disclose any information, that (i) in the reasonable judgment of the Parent or Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Parent or Company shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure or (ii) would violate any attorney-client privilege of the Parent or Company. All requests for information made pursuant to this
SECTION 6.9 shall be directed to such Person as may be designated by the Parent or Company pursuant to SECTION 9.6 hereof. All such information shall be governed by the terms of the Confidentiality Agreement (as hereinafter defined).

      6.10. AFFILIATES.

           (a) Attached hereto as EXHIBIT A-1 is a list of names and addresses of those Persons who are, in the opinion of the Company (after consultation with outside legal counsel), "Affiliates" of the Company within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting. The Company has delivered or shall deliver or cause to be delivered to Parent, at least 45 days prior to the Effective Time, from each affiliate of the Company identified in the foregoing list, and any other person who Parent or the Company reasonably believes is an Affiliate of the Company, a letter in the form attached as EXHIBIT A-2 (the "Company Affiliates Letter"). The certificates representing Parent Common Stock received by such Affiliates shall bear a customary legend regarding applicable Securities Act restrictions and restrictions relating to pooling of interests applicable to Company Affiliates.

           (b) In order to preserve pooling-of-interests accounting treatment for the Merger, the Company shall be entitled, with regard to Shares held by a Person deemed by the Company to be an "Affiliate" of the Company (within the meaning of Rule 145 under the Securities Act and for purposes of applicable interpretations regarding the pooling-of-interests method of accounting, and regardless of whether or not such person is listed on EXHIBIT A-1), and Parent shall be entitled, with regard to shares of Parent Common Stock to be issued pursuant to the terms of this Agreement to a person deemed by parent to be an Affiliate of the Company (under the definition given above), to place appropriate legends on the certificates for such Shares or shares of Parent Common Stock, as the case may be, and to issue appropriate stock transfer instructions to the transfer agent for the Shares or the Parent Common Stock, as the case may be, and shall be entitled to impose restrictions on any such Shares or shares of Parent Common Stock, to the effect that such Shares or shares of Parent Common Stock may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such Shares or shares of Parent Common Stock, pursuant to an effective registration statement under the Securities Act or in accordance with the provisions Rule 145(d) promulgated under the Securities Act or pursuant to an exemption from registration under the Securities Act and, in any event, only after financial results covering at least 30 days of combined operations of the Company and Parent after the Effective Time shall have been published. The foregoing restrictions relating to the transferability of the shares of Parent Common Stock to be issued to any deemed Affiliate pursuant to this Agreement shall apply to all purported sales, transfers and other conveyances of such shares of Parent Common Stock and to all purported reductions in the interest in or risks relating to such shares of Parent Common Stock, whether or not such deemed Affiliate has exchanged the certificates previously evidencing such deemed Affiliate's Shares for certificates evidencing shares of Parent Common Stock into which such Shares were converted, and whether or not such deemed Affiliate has executed and delivered a Company Affiliates Letter.

      6.11. PUBLICITY.

            The Company and Parent shall consult with each other prior to issuing, and will provide each other with a meaningful opportunity to review, comment upon and concur with, any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement, and prior to making any filings with any third party and/or any governmental entity with respect thereto, except as may be required by law, court process or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service.

      6.12. BENEFITS.

            (a) STOCK OPTIONS.

                  (i) At the Effective Time, Parent shall assume each Company Option in accordance with the terms of the relevant Company Stock Plan under which it was issued and the stock option agreement by which it is evidenced, provided that the assumed option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, a number of shares of Parent Common Stock equivalent to (A) the number of Shares that could have been purchased immediately prior to the Effective Time under such Company Option multiplied by (B) the

Exchange Ratio (rounded down to the nearest whole number), at a price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to (A) the exercise price for each Share otherwise purchasable pursuant to such Company Option divided by (B) the Exchange Ratio; provided, however, that the foregoing provisions shall be subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code in the case of any Company Option to which Section 422 of the Code applies. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Company Stock Plans to permit the assumption of the unexercised Company Options by Parent pursuant to this SECTION 6.12, including, to the extent required by the terms of the Company Stock Plans or the Company Options, obtaining the written consent of the holders of the Company Options.

                   (ii) At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) (or shall cause such Company Option to be deemed to be issued pursuant to a Parent Stock Plan for which shares of Parent Common Stock have previously been registered pursuant to an appropriate registration form) with respect to Parent Common Stock subject to such Company Options.

            (b) EMPLOYEE BENEFITS.

                   (i) Parent agrees that, from the Effective Time the employees of the Company and its Subsidiaries who remain in the employ of the Company and its Subsidiaries or the Parent and its Subsidiaries will be provided with benefits under employee benefit plans of the Parent and its Subsidiaries that are no less favorable in the aggregate than those benefits provided by the Parent and its Subsidiaries to their other similarly situated employees. Following the Effective Time, Parent shall honor, or shall cause the Surviving Company to honor, all individual employment or severance agreements in effect for employees (or former employees) of the Company as of the date hereof to the extent that such individual agreements are in effect by their terms following the Effective Time and are listed in SECTION 6.12(b) of the Company Disclosure Schedule. Nothing contained herein shall prevent Parent from amending or terminating any employee benefit plan or agreement in accordance with its terms.

                   (ii) Immediately following the Effective Time, Parent shall cause the Company to continue the employment of each individual who was employed by the Company and its Subsidiaries immediately prior to the Effective Time for a period of time at least equal to each such individual's Transition Period under the Company's Retention Bonus Program that is described in SECTION
6.1 of the Company Disclosure Schedule (or pay following such individual's involuntary termination of employment other than for any of cause, death or permanent disability in accordance with Parent's disability plan generally available to its employees, any amounts that would otherwise be owed such employee if such employee remained in the Surviving Company's employ through the relevant Transition Period) at a salary level at least as high as that set forth in the list set forth in SECTION 4.13 of the Company Disclosure Schedule (or the salary level at which such employee started employment if hired between the date hereof and the Effective Time). Immediately following the Effective Time, Parent shall cause the Surviving Company to enter into and honor (x) the letter agreement attached as EXHIBIT B-1 with the party so named in such agreement; (y) the change in control severance agreement attached as EXHIBIT B-2 with the party so named in such agreement (if such party is not otherwise a party to a change of control severance agreement with the Company that survives the Effective
Time); (z) a letter agreement, in the form attached as EXHIBIT B-3, with each of the parties listed on EXHIBIT B-4 attached hereto; and (xx) a change in control severance agreement, in the form attached as EXHIBIT B-5, with each of the parties listed on EXHIBIT B-4 attached hereto (if such party is not otherwise a party to a change of control severance agreement with the Company that survives the Effective Time). In addition, Parent agrees that, from the Effective Time, Parent shall provide or shall cause the Surviving Company to provide severance pay benefits to employees of the Surviving Company in accordance with the severance pay guidelines of Parent applicable to Parent employees in effect at the Effective Time.

      6.13. EXPENSES.

            Except as otherwise provided in SECTION 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by hereby and thereby shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement shall be shared equally by Parent and the Company.

      6.14. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

            (a) From and after the Effective Time for a period of seven years, Parent agrees that it will indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity or when acting as a fiduciary at the request of the Company under or with respect to a Company Compensation and Benefit Plan) (each, an Indemnified Party and, collectively, the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, amounts paid in settlement claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, actual or threatened, whether civil, criminal, administrative or investigative, based on or arising in whole or in part out of matters existing or occurring at or prior to the Effective Time, including any such matters involving the transactions contemplated by this Agreement, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware law and its charter or by-laws in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides (i) a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met, and (ii) an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

            (b) Parent shall cause to be maintained, for a period of not less than seven years from the Effective Time, the Company's current directors' and officers' liability insurance policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all present and former directors and officers of the Company or any subsidiary thereof, so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid for the D&O Insurance prior to the date of this Agreement (150% of such premium, the "Maximum Premium"); provided that Parent may, in lieu of maintaining such existing D&O Insurance as provided above, cause no less favorable coverage to be provided under any policy maintained for the benefit of the directors and officers of Parent or a separate policy provided by the same insurer. If the existing D&O Insurance expires, is terminated or canceled by the insurer or if the annual premium therefor would exceed the Maximum Premium during such period, Parent shall obtain, if reasonably possible, in lieu of such D&O Insurance, such comparable directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium and on terms and conditions no less advantageous than the existing D&O Insurance. In addition, from and after the Effective Time for a period of seven years from the Effective Time, Parent shall maintain in effect any Company-paid fiduciary liability insurance policies for employees who serve or have served as fiduciaries under or with respect to any Company Compensation and Benefit Plan at the request of the Company and with coverages and in amounts no less favorable than those policies of the Company or any of its Subsidiaries in effect on the date hereof, so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid for such insurance by the Company prior to the date of this Agreement.

            (c) The provisions of this Section are in addition to the rights that an Indemnified Party may have under the certificate of incorporation, bylaws or agreements of or with the Company or any of its Subsidiaries or under applicable law. Parent agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this Section.

            (d) In the event that Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent assume the obligations set forth in this Section.

      6.15. OTHER ACTIONS BY THE COMPANY AND PARENT.

            (a) The Company shall take all necessary action with respect to all of the outstanding Company Rights so that, immediately prior to the Effective Time, (i) neither the Company nor Parent will have any obligations under the Company Rights or the Company Rights Agreement and (ii) the holders of the Company Rights will have no rights under the Company Rights or the Company Rights Agreement. Without Parent's prior written consent, the Company shall not redeem any Company Rights or modify or terminate the Company Rights Agreement.

            (b) If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

            (c) The Company and Parent will take all actions necessary to promptly make the filings required of it or its affiliates under the HSR Act with respect to the transactions contemplated by this Agreement, will comply with all requests for additional information received from the appropriate governmental authorities and will request early termination of the HSR Act waiting period.

      6.16  BOARD OF DIRECTORS.

            Promptly following the Effective Time, Parent's Board of Directors shall be expanded by three and three persons currently serving on the Company Board of Directors who are acceptable to the Parent Board of Directors in its sole discretion shall be elected thereto as directors, to serve until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with Parent's certificate of incorporation and bylaws.

                                   ARTICLE VII
                                   CONDITIONS

      7.1.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

            The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

            (a) STOCKHOLDER APPROVALS. The Merger shall have been duly approved by holders of Shares constituting the Company Requisite Vote, and the issuance of Parent Common Stock pursuant to the Merger shall have been duly approved by the holders of Parent Common Stock constituting the Parent Requisite Vote.

            (b) NASDAQ LISTING. The shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on Nasdaq.

            (c) REGULATORY CONSENTS. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated. Other than the filing provided for in SECTION 1.3, all other notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any governmental entity (collectively, "Governmental Consents"), in connection with the execution and delivery of this Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement shall have been made or obtained, except where the failure to make any such filings or obtain any such Governmental Consents would not have a material adverse effect on either Parent, the Company and their respective Subsidiaries in all jurisdictions requiring such filings or Governmental Consents in the event such filings are not made or such Consents are not obtained.

            (d) LITIGATION. No court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order") and no governmental entity shall have instituted any proceeding which continues to be pending seeking any such Order.

            (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC.

      7.2.  CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY.

            The obligations of Parent and Merger Subsidiary to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. (i) The representations and warranties of the Company set forth in this Agreement shall not have been untrue or incorrect as of the date of this Agreement; and (ii) the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) except, in each case, where the failure of such representations and warranties to be so true and correct (without giving effect to any qualifications as to "Company Material Adverse Effect," "material" or similar qualifications) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company to the effect stated in the foregoing clauses (i) and (ii).

            (b) ABSENCE OF MATERIAL CHANGE. Since the date of this Agreement, there shall not have occurred any event, change or effect having, or that would be reasonably likely to have, a Company Material Adverse Effect.

            (c) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

            (d) TAX OPINION. Parent shall have received the opinion of Hogan & Hartson L.L.P., counsel to Parent, dated the Closing Date, to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and each of Parent, Merger Subsidiary and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Hogan & Hartson L.L.P. shall require delivery of and rely upon representation letters delivered by Parent, Merger Subsidiary and the Company in customary form.

            (e) POOLING LETTERS; ACCOUNTANT LETTERS. Parent shall have received
(i) at least 45 days prior to the Effective Time, the Company Affiliates Letters from all persons identified on EXHIBIT A-1 and any other person who Parent reasonably believes to be an Affiliate of the Company and (ii) Parent shall have received, in form and substance reasonably satisfactory to Parent, from each of Ernst & Young LLP (or its successor) and KPMG LLP (or its successor) a favorable letter, dated the Closing Date, regarding the appropriateness of "pooling-of-interests" accounting treatment for the Merger.

      7.3.  CONDITIONS TO OBLIGATION OF THE COMPANY.

            The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. (i) The representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall not have been untrue or incorrect as of the date of this Agreement; and (ii) the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) except, in each case, where the failure of such representations and warranties to be so true and correct (without giving effect to any qualifications as to "Parent Material Adverse Effect," "material" or similar qualifications) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent and on behalf of Merger Subsidiary by an officer of Merger Subsidiary to the effect stated in the foregoing clauses (i) and (ii).

            (b) ABSENCE OF MATERIAL CHANGE. Since the date of this Agreement, there shall not have occurred any event, change or effect having, or that would be reasonably likely to have, a Parent Material Adverse Effect.

            (c) PERFORMANCE OF OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY. Each of Parent and Merger Subsidiary shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent and on behalf of Merger Subsidiary by a manager of Merger Subsidiary to such effect.

            (d) TAX OPINION. The Company shall have received the opinion of Jones, Day, Reavis & Pogue, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Subsidiary and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Jones Day, Reavis & Pogue shall require delivery of and rely upon the representation letters delivered by Parent, Merger Subsidiary and the Company in customary form.

                                  ARTICLE VIII
                                   TERMINATION

      8.1.  TERMINATION BY MUTUAL CONSENT.

            This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company and Parent referred to in SECTION 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

      8.2.  TERMINATION BY EITHER PARENT OR THE COMPANY.

            This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (a) the Merger shall not have been consummated by November 30, 2000, whether such date is before or after the date of approval by the stockholders of the Company or Parent (the "Termination Date"); (b) the approval of the Company's or Parent's stockholders required by SECTION 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof; or (c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to clause (a) or (b) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have caused the occurrence of the failure of the Merger to be consummated or the stockholder approval to be obtained.

      8.3.  TERMINATION BY THE COMPANY.

            This Agreement may be terminated and the Merger may be abandoned at any time prior to the Company Stockholder Meeting, by action of the Board of Directors of the Company:

            (a) if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Merger shall not have been approved by the Company Requisite Vote, (iii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iv) Parent does not make, within five business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its outside legal counsel and its financial advisors, is at least as favorable to the stockholders of the Company as the Superior Proposal taking into account the long-term value to stockholders of the revised Merger Consideration and the strategic nature of the proposed Merger, if applicable, and (v) the Company prior to such termination pays to Parent in immediately available funds the fees required to be paid pursuant to SECTION 8.5. The Company agrees (A) that it will not enter into a binding agreement referred to in clause (iii) above until at least the sixth business day after it has provided the notice to Parent required thereby and (B) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

            (b) if there is a breach by Parent or Merger Subsidiary of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in SECTION 7.3(a) or 7.3(b) to be incapable of being satisfied.

      8.4.  TERMINATION BY PARENT.

            This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of Parent referred to in SECTION 7.1(a), by action of the Board of Directors of Parent:

            (a) if the Company or its Board of Directors shall have (i) withdrawn, modified or amended in any respect adverse to Parent its recommendation of the adoption of this Agreement or failed to reconfirm its recommendation of this Agreement or the Merger within three business days after a written request by Parent to do so, (ii) failed as promptly as practicable after the Form S-4 is declared effective to mail the Proxy Statement/Prospectus to its stockholders, unless such failure was caused by the actions or inactions of Parent or its representatives, or failed to include in such Proxy Statement/Prospectus the Company Board Recommendation, (iii) approved, recommended or entered into an agreement with respect to, or consummated, or adopted a resolution to approve, recommend, enter into an agreement with respect to, or consummate, any Acquisition Proposal from a person other than Parent or any of its affiliates, (iv) in response to the commencement of any tender offer or exchange offer for outstanding Company Common Stock, not recommended rejection of such tender offer or exchange offer within ten business days after the commencement thereof (as such term is defined in Rule 14d-2 under the Exchange Act); or

            (b) if there is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 7.2(a) or 7.2(b) to be incapable of being satisfied.

      8.5.  EFFECT OF TERMINATION AND ABANDONMENT.

            (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE VIII, this Agreement (other than as set forth in this SECTION 8.5 AND SECTION 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

            (b) In the event that this Agreement is terminated (i) by the Company pursuant to SECTION 8.3(a) or (ii) by Parent pursuant to SECTION 8.4(a), then the Company shall (x) promptly, but in no event later than the earlier of the date of such termination or date of entrance into an agreement concerning an Acquisition Proposal or such earlier time as required by this Agreement, pay to Parent a termination fee of $6.5 million payable by wire transfer of same day funds and (y) in no event later than two business days after Parent shall have requested payment of its charges and expenses incurred in connection with the transactions contemplated hereby, pay to Parent the amount of such charges and expenses up to a maximum of $1.5 million payable by wire transfer of same day funds.

            (c) In the event that this Agreement is terminated pursuant to clause (b) of SECTION 8.2 and prior to, or at the time of, the Company Stockholders Meeting referred to therein any Person shall have made an Acquisition Proposal to the Company or any of its Subsidiaries or any of its stockholders or shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries and, if within 12 months of such termination, the Company enters into an agreement concerning a transaction that constitutes an Acquisition Proposal, the Company shall (x) at the time of entering into such agreement, shall pay to Parent the termination fee of $6.5 million payable by wire transfer of same day funds and (y) in no event later than two business days after Parent shall have requested payment of its charges and expenses incurred in connection with the transactions contemplated hereby, pay to Parent the amount of such charges and expenses up to a maximum of $1.5 million payable by wire transfer of same day funds.

            (d) The Company and Parent each acknowledge that the agreements contained in SECTIONS 8.5(b) and (c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company, Parent and Merger Subsidiary would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amounts due pursuant to SECTION 8.5(b) or SECTION 8.5(c), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fees set forth in this
SECTION 8.5, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of First Union National Bank of Maryland in effect from time to time during such period plus two percent.

                                   ARTICLE IX
                            MISCELLANEOUS AND GENERAL

      9.1.  SURVIVAL.

            This Article IX, Article III and the agreements of the Company, Parent and Merger Subsidiary contained in SECTIONS 6.8 (Taxation and Accounting), SECTIONS 6.12 (Benefits), 6.14 (Indemnification; Directors' and Officers' Insurance) and 6.16 (Board of Directors) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Subsidiary contained in SECTIONS 6.13 (Expenses), and SECTION
8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

      9.2.  MODIFICATION OR AMENDMENT.

            Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

      9.3.  WAIVER OF CONDITIONS.

            The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

      9.4.  COUNTERPARTS.

            This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

      9.5.  GOVERNING LAW; WAIVER OF JURY TRIAL.

            (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of Delaware without regard to the conflict of law principles thereof.

            (b) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.5.

      9.6.  NOTICES.

            Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by overnight courier delivery, or by facsimile:

                       if to Parent or Merger Subsidiary:

                                Guilford Pharmaceuticals Inc.
                                6611 Tributary Street
                                Baltimore, Maryland  21224
                                Attention: General Counsel
                                Fax (410) 631-6338

                                Copy (which shall not constitute notice) to:

                                Michael J. Silver
                                Hogan & Hartson L.L.P.
                                111 South Calvert Street
                                Baltimore, Maryland 21202
                                Fax:  (410) 539-6981

                       if to the Company:

                                Gliatech Inc.
                                23420 Commerce Park Road
                                Cleveland, Ohio  44122
                                Attention: Chief Financial Officer
                                Fax: (216) 831-4220

                                Copy (which shall not constitute notice) to:

                                Thomas C. Daniels, Esq.
                                Charles W. Hardin, Esq.
                                Jones, Day, Reavis & Pogue
                                North Point
                                901 Lakeside Avenue
                                Cleveland, Ohio  44114
                                Fax: (216) 579-0212

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

      9.7.  ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS.

            This Agreement (including any exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule, the Stockholders Agreements, the Company Affiliate Letters and the Confidentiality Agreement dated February 2, 2000, between Parent and the Company (the "Confidentiality Agreement") constitute the entire agreement among the parties, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. The parties hereto agree that the Confidentiality Agreement shall be hereby amended to provide that any provision therein which in any manner would be inconsistent with this Agreement or the transactions contemplated hereby or thereby shall terminate as of the date hereof; provided, however, that such provisions of the Confidentiality Agreement shall be reinstated in the event of any termination of this Agreement.

      9.8.  NO THIRD PARTY BENEFICIARIES.

            Except as provided in SECTIONS 6.14 (Indemnification; Directors' and Officers' Insurance), 6.12(b)(i) and (ii) (Employee Benefits) and 6.16 (Board of Directors), which are intended to confer certain rights upon third parties referred to therein and to be enforceable by such third parties, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      9.9.  SEVERABILITY.

            The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

      9.10. INTERPRETATION.

            The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      9.11. ASSIGNMENT.

            This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a party to the Merger in lieu of Merger Subsidiary, in which event all references herein to Merger Subsidiary shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Subsidiary as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

      9.12. DEFINITIONS

            (a) Location of Certain Definitions.

                                                                    Section

Acquisition Proposal...........................................     6.4
Affiliate......................................................     3.2(h)
Agreement......................................................     Preamble
Applicable Foreign Competition Laws............................     9.13(b)
By-Laws........................................................     2.2
Certificate....................................................     3.1(a)
Certificate of Incorporation...................................     2.1
Certificate of Merger..........................................     1.3
Charter........................................................     2.1
Closing........................................................     1.2
Closing Date...................................................     1.2
Closing Stock Price............................................     8.3(d)
Code...........................................................     Recitals
Company........................................................     Preamble
Company Affiliates Letter......................................     6.10(a)
Company Audit Date.............................................     4.5
Company Common Stock...........................................     Recitals
Company Compensation and Benefit Plans.........................     4.8(a)
Company Confidential Information...............................     4.14(d)
Company Disclosure Schedule....................................     Preamble to

                                                                    Section

                                                                    Article IV
Company Intellectual Property Rights...........................     4.14(b)(i)
Company Material Adverse Effect................................     9.12(b)
Company Option.................................................     4.2
Company Reports................................................     4.5
Company Requisite Vote.........................................     4.3(a)
Company Rights.................................................     4.21
Company Rights Agreement.......................................     4.21
Company Stock Plans............................................     4.2
Company Third-Party Intellectual Property Rights...............     4.14(b)
Confidentiality Agreement......................................     9.7
Contracts......................................................     4.4(b)
Costs..........................................................     6.14(a)
D&O Insurance..................................................     6.14(b)
DGCL...........................................................     1.1
Effective Time.................................................     1.3
Environmental Law..............................................     9.12(b)
ERISA..........................................................     4.8(b)
ERISA Affiliate................................................     4.8(c)
Exchange Act...................................................     4.4(a)
Exchange Agent.................................................     3.2(a)
Exchange Fund..................................................     3.2(a)
Exchange Ratio.................................................     3.1(a)
GAAP...........................................................     4.5
Governmental Consents..........................................     7.1(c)
Hazardous Substance............................................     9.13(b)
HSR Act........................................................     4.4(a)
Indemnified Parties............................................     6.14(a)
IRS............................................................     4.8(b)
Laws...........................................................     4.9
Maximum Premium................................................     6.14(a)
Merger.........................................................     Recitals
Merger Consideration...........................................     3.1(a)
Merger Subsidiary..............................................     Preamble
Merger Subsidiary Stock........................................     5.1(b)
NASDAQ.........................................................     3.2(e)
Order..........................................................     7.1(d)
Parent.........................................................     Preamble
Parent Common Stock............................................     3.1(a)
Parent Disclosure Schedule.....................................     Preamble to
                                                                    Article V

                                                                    Section

Parent Intellectual Property Rights............................     5.15(b)(ii)
Parent Material Adverse Effect.................................     9.13(b)
Parent Option..................................................     5.3
Parent Preferred Shares........................................     5.3
Parent Reports.................................................     5.6
Parent Requisite Vote..........................................     5.4(a)
Parent Rights..................................................     5.22
Parent Rights Agreement........................................     3.1(a)
Parent Shares..................................................     5.3
Parent Stockholders Meeting....................................     6.6
Parent Stock Plans.............................................     5.3
Pension Plan...................................................     4.8(b)
Person.........................................................     3.2(b)
Preferred Shares...............................................     4.2
Private Consents...............................................     4.4(b)
Prospectus/ Proxy Statement....................................     6.5
Representatives................................................     6.9
Responsible Executive Officers of Parent.......................     9.12(b)
Responsible Executive Officers of the Company..................     9.12(b)
S-4 Registration Statement.....................................     6.5
SEC............................................................     4.5
Secretary......................................................     1.3
Securities Act.................................................     4.4(a)
Share, Shares..................................................     3.1(a)
Stockholders Meeting...........................................     6.6
Subsidiary.....................................................     9.12(b)
Superior Proposal..............................................     6.4
Surviving Company..............................................     1.1
Takeover Statute...............................................     4.10
Tax, Taxes, Taxable............................................     9.12(b)
Taxing Authority...............................................     9.12(b)
Tax Return.....................................................     9.12(b)
Termination Date...............................................     8.2



            (B) CERTAIN OTHER DEFINITIONS.

                "Applicable Foreign Competition Laws" shall mean Laws of any foreign governmental body that are designed or intended to prohibit, restrict or regulate actions having the purpose of effect of monopolization, lessening of competition or restraint of trade and are applicable to the Merger.

                   "Company Material Adverse Effect" means a material adverse effect on the business, conditions (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, other than effects caused by changes in general economic conditions, provided that no decline in the market price of the Shares on NASDAQ, in and of itself, shall constitute a Company Material Adverse Effect.

                   "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, regulation, judgment, order, decree, arbitration award, agency requirement, license, permit, authorization or opinion, relating to: (i) the protection, investigation or restoration of the environment, health and safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC secs. 9601 et. sec.

                   "Hazardous Substance" means any substance or waste that is:
(i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or
(iii) any other substance or waste which may be the subject of regulatory action by any Government Authority pursuant to any Environmental Law.

                   "Material Contract" has the meaning set forth in Item 601(b)(10) of Regulation S-K of the SEC.

                   "Parent Material Adverse Effect" means a material adverse effect on the business, conditions (financial or otherwise) or results of operations of Parent and its Subsidiaries taken as a whole, other than effects caused by changes in general economic conditions, provided that no decline in the market price of the Parent Common Stock on NASDAQ, in and of itself, shall constitute a Parent Material Adverse Effect.

                   "Responsible Executive Officers of the Company" shall mean Thomas O. Oesterling, Rodney E. Dausch, Michael A. Zupon, Kurt R. Brunden, Frank
A. Guglielmo, Raymond Silkaitis, Elizabeth M. Pileggi, David Watt and Clark E. Tedford and any other persons designated as such in the preamble to the Company Disclosure Schedule.

                   "Responsible Executive Officers of Parent" shall mean Craig
R. Smith, John P. Brennan, Andrew R. Jordan, Peter D. Suzdak, Thomas C. Seoh, William C. Vincek, Dana C Hilt, Nancy J. Linck and Denise Battles and any other persons designated as such in the preamble to the Parent Disclosure Schedule.

                   "Subsidiary" means, with respect to the Company, Parent or Merger Subsidiary, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

                   "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean, with respect to any Person, (i) all taxes, domestic or foreign, including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to tax or additional amounts imposed by any Taxing Authority, (ii) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) of this definition and (iii) any liability of such Person for the payment of any amounts of the type described in (i) as a result of any express or implied obligation to indemnify any other Person.

                   "Tax Return(s)" shall mean all returns, consolidated or otherwise (including without limitation informational returns), required to be filed with any Taxing Authority.

                   "Taxing Authority" shall mean any authority responsible for the imposition of any Tax.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                              GUILFORD PHARMACEUTICALS INC.


                              By: /s/ Craig R. Smith, M.D.
                                 -------------------------
                              Name:  Craig R. Smith, M.D.
                              Title:  President and Chief Executive Officer



                              GLIATECH INC.


                              By: /s/ Thomas O. Oesterling
                                 -------------------------
                              Name:  Thomas O. Oesterling, Ph.D.
                              Title:  President and Chief Executive Officer



                              ST. JOHN DEVELOPMENT CORP.


                              By: /s/ Thomas C. Seoh
                                 -------------------------
                              Name:  Thomas C. Seoh
                              Title:  President

EXHIBITS
--------

Exhibit A-1                Company Affiliates
Exhibit A-2                Company Affiliates Letter
Exhibit B-1                Letter Agreement
Exhibit B-2                Change of Control Agreement
Exhibit B-3                Executive Letter Agreement
Exhibit B-4                List of Executives
Exhibit B-5                Executive Change of Control Agreement